Calculation of Filing Fee Tables
S-3
FORD MOTOR CREDIT CO LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Debt	FIA Floating Rate Demand Notes	415(a)(6)	10,000,000,000		$ 10,000,000,000.00			S-3	333-285084	02/20/2025	$ 1,886,156.00
			Total Offering Amounts:				$ 10,000,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purposes of determining the amount of the registration fees. This registration statement covers all investments in the FIA Floating Rate Demand Notes up to $10 billion, with fees based on the net aggregate principal amount of FIA Floating Rate Demand Notes outstanding from this offering not exceeding $10 billion at a particular time. Registration fees on up to $10 billion net aggregate principal amount of FIA Floating Rate Demand Notes were paid previously by Ford Motor Credit Company LLC in connection with Registration Statement Nos. 333-107955, 333-106628, 333-92595, 333-45015, and 333-125947, each previously filed by Ford Motor Credit Company LLC on Form S-3 and declared effective. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, such fees continue to apply to the $10 billion net aggregate amount of Notes previously registered and, accordingly, no filing fee is paid herewith. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement shall be deemed to terminate Registration Statement No. 333-285084 previously filed by Ford Motor Credit Company LLC on Form S-3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date